THIS AMENDED AND RESTATED WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

FLUX POWER HOLDINGS, INC.

AMENDED AND RESTATED WARRANT CERTIFICATE

Issue Date: July 3, 2019 No.: 2019-2

THIS AMENDED AND RESTATED WARRANT CERTIFICATE (**"Warrant Certificate"**) is given by Flux Power Holdings, Inc. (the "***Issuer***") in connection with the Loan Agreement dated July 3, 2019 ("***Agreement***") , by and among the Issuer, Flux Power, Inc. a California corporation and wholly owned subsidiary of the Issuer (the "***Borrower***") and Cleveland Capital, L.P. ("***Cleveland***"). This Warrant Certificate is being delivered in connection with that certain Amendment No. 1 to the Unsecured Promissory Note, effective September 1, 2019, issued to Cleveland by Flux Power, Inc. This Warrant Certificate amends and supersedes Warrant Certificate No.: 2019-1 issued on July 3, 2019 in its entirety ("***Original Warrant Certificate***"). Upon execution of this Warrant Certificate, the Original Warrant Certificate shall automatically be cancelled and shall have no force or effect of the law.

This Warrant Certificate certifies that for value received, Cleveland Capital, L.P. or its registered assigns (the "***Holder***") is entitled to subscribe for and purchase, during the Term (as hereinafter defined), the number of Warrants ("***Warrants***") as determined below, each of which entitles the Holder thereof to purchase during the term, one fully paid and non-assessable share of common stock, $.001 par value per share, of the Issuer, at an exercise price per share equal to the per share price of common stock sold in next public or private offering ("**Offering**") of the Issuer's common stock (the "***Warrant Price***"), as may be adjusted, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant Certificate and not otherwise defined herein shall have the respective meanings specified in Section 7 hereof.

1. Warrant Coverage. The number of Warrants that Holder will be entitled to purchase shall be equal to 1.0% of the total issued and outstanding shares of Common Stock immediately following the closing of the Offering.

2. Term. The term of this Warrant Certificate shall commence on the Issue Date and shall expire at 6:00 p.m., Eastern Time, on the third anniversary of the Issue Date (such period being the "***Term***").

3. Method of Exercise; Payment; Issuance of New Warrant Certificate; Transfer and Exchange.

(a) Time of Exercise. The purchase rights represented by this Warrant Certificate may be exercised at any time during the Term after the initial closing of the Offering.

(b) Method of Exercise. Each Warrant shall entitle the Holder to purchase one share of common stock of the Issuer at the Warrant Price. The Holder hereof may exercise the Warrants, in whole or in part, by the surrender of the Warrant Certificate (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price in effect on the date of such exercise multiplied by the number of shares of Warrant Stock with respect to which the Warrant Certificate is then being exercised, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

(c) Cashless Exercise. The Holder may, at its election exercised in its sole discretion, exercise this Warrant and, in lieu of making the cash payment otherwise contemplated to be made to the Issuer upon such exercise in payment of the Warrant Price for the Warrant Shares specified in this Warrant, elect instead to receive upon such exercise the net number of shares of Common Stock (represented by "X") determined according to the following formula (a "***Cashless Exercise***"):

$$X = \frac{(A \times B) - (A \times C)}{B}$$

For purposes of the foregoing formula:

X= the number of shares of Warrant Stock to be issued to the Holder.

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the average of the Closing Prices of Issuer's Common Stock for the five Trading Day immediately preceding the date of the notification by the Holder to the Issuer of a Cashless Exercise.

C= the Warrant Price then in effect at the time of such exercise (as adjusted)

(d) Issuance of Stock Certificates. In the event of any exercise of the Warrants in accordance with and subject to the terms and conditions hereof, certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof as soon as reasonable practicable and in no event shall such certificate be delivered later than ten (10) business days from the date in which the notice of election was received by the Issuer.

(d) Transferability of Warrant. Subject to Section 3(e) hereof, the Warrants may be

transferred by a Holder, in whole or in part, without the consent of the Issuer. If transferred pursuant to this paragraph, the Warrants may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached here to) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant Certificate is exchangeable at the principal office of the Issuer for Warrants to purchase the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated the Issue Date and shall be identical with this Warrant Certificate except as to the number of shares of Warrant Stock issuable pursuant thereto.

(e) Compliance with Securities Laws.

(i) The Holder of this Warrant Certificate, by acceptance hereof, acknowledges that the Warrants and the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and agrees that the Holder will not acquire the Warrant Stock, offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws. Holder represents and warrants that Holder is an "accredited " investor as such term is defined under Rule 501 of the Securities Act of 1933, as amended.

(ii) This Warrant Certificate and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

> THIS WARRANT CERTIFICATE, THE WARRANTS, AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(g) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Warrant Stock.

(h) Beneficial Ownership Restrictions. In no event shall the Holder be entitled to exercise any portion of this Warrant if the number of shares of Common Stock to be issued pursuant to such conversion or exercise, when aggregated with all other shares of Common Stock owned by the Holder at such time, would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Securities and Exchange Act of 1934, and the rules thereunder) in excess of 9.99% of

the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Holder providing the Issuer with sixty-one (61) days notice (the "***Waiver Notice***") that the Holder would like to waive this Section 3(h) with regard to any or all shares of Common Stock issuable upon conversion or exercise of this Warrant, this Section 3(h) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

4. Adjustment of Warrant Price and Number of Shares Issuable Upon Exercise. The Warrant Price and the Warrant Share Number shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below that requires an adjustment pursuant to this Section 3 in accordance with the notice provisions set forth in Section 5.

(a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

(i) In case the Issuer after the Issue Date shall do any of the following (each, a "***Triggering Event***"): (A) consolidate or merge with or into any other Person and the Issuer shall not be the continuing or surviving corporation of such consolidation or merger, or (B) permit any other Person to consolidate with or merge into the Issuer and the Issuer shall be the continuing or surviving Person but, in connection with such consolidation or merger, any Capital Stock of the Issuer shall be changed into or exchanged for Securities of any other Person or cash or any other property, or (C) transfer all or substantially all of its properties or assets to any other Person, or (D) effect a capital reorganization or reclassification of its Capital Stock, then, and in the case of each such Triggering Event, proper provision shall be made to the Warrant Price and the number of shares of Warrant Stock that may be purchased upon exercise of this Warrant Certificate so that, upon the basis and the terms and in the manner provided in this Warrant Certificate the Holder of this Warrant Certificate shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent the Warrants are not exercised prior to such Triggering Event, to receive at the Warrant Price as adjusted to take into account the consummation of such Triggering Event, in lieu of the Warrant Stock issuable upon such exercise of the Warrants prior to such Triggering Event, the Securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant Certificate immediately prior thereto subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4. Upon the occurrence of a Triggering Event, the Issuer shall notify the Holder in writing of such Triggering Event and provide the calculations in determining the amount of issuable Securities, cash or property issuable upon exercise of the new warrant and the adjusted Warrant Price. Upon the Holder's request, the continuing or surviving corporation as a result of such Triggering Event shall issue to the Holder a new warrant of like tenor evidencing the right to purchase the adjusted amount of Securities, cash or property and the adjusted Warrant Price pursuant to the terms and provisions of this Section 4(a)(i).

(b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

(i) make or issue or set a record date for the holders of the Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (A) the number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Warrant Stock which a record holder of the same number of shares of Warrant Stock for which this Warrant Certificate is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Warrant Price then in effect shall be adjusted to equal (1) the Warrant Price then in effect multiplied by the number of shares of Warrant Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Warrant Stock for which this Warrant is exercisable immediately after such adjustment.

5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number is adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "***Adjustment***"), the Issuer shall cause its Chief Financial Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the amount of the Adjustment, the method by which such Adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such Adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant Certificate promptly after each Adjustment.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

7. Definitions. For the purposes of this Warrant Certificate, the following terms have the following meanings:

"***Agreement***" has the meaning set forth in the preamble,

"***Board***" means the Board of Directors of the Issuer.

"***Borrower***" means Flux Power, Inc., a California corporation and wholly-owned subsidiary of Issuer.

"***Capital Stock***" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all *equity* or ownership interests in any Person of any other type.

"***Cashless Exercise***" has meaning set forth in Section 3(c).

"***Closing Price***" means, for any date, the closing price per share of the Common Stock for such date (or, if not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Trading Market on which the Common Stock is then listed or quoted.

"***Common Stock***" means the common stock, $0.001 par value per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

"***Issuer***" means Flux Power Holdings, Inc., a Nevada corporation, and its successors.

"***Issue Date***" means date set forth on face of this Warrant Certificate.

"***Offering***" has the meaning set forth in the Preamble.

"***Person***" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

"***Securities***" means any debt or equity securities of any Person, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

"***Securities Act***" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

"***Term***" has the meaning set forth in Section 2.

"***Trading Day***" means (a) a day on which the Common Stock is eligible to be traded on a registered national securities exchange, or (b) if the Common Stock is not eligible to be traded on any registered national securities exchange, a day on which the Common Stock is authorized for quotation on the OTC Bulletin Board (or any similar organization or agency succeeding its functions of reporting prices), or (c) if the Common Stock is not eligible to be traded on a registered national stock exchange or authorized for quotation on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) or (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"***Trading Market***" means whichever of the New York Stock Exchange, NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTC Bulletin Board, or the Pink Sheets, on which the Common Stock is listed or quoted for trading on the date in question.

"***Warrant Share Number***" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant Certificate, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

"***Warrant Stock***" means Common Stock issued or issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

8. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant Certificate may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Holder.

9. Governing Law. This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant Certificate shall not be interpreted or construed with any presumption against the party causing this Warrant Certificate to be drafted.

10. Notices. All notices and other communications given or made pursuant to this Warrant Certificate shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile

during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the address indicated for such party in the Purchase Agreement, or at such other address as such party may designate by 10 days advance written notice to the other party given in the foregoing manner.

11. Successors and Assigns. This Warrant Certificate and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or holder of Warrant Stock.

12. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant Certificate, but this Warrant Certificate shall be construed as if such unenforceable provision had never been contained herein.

13. Entire Agreement. This Warrant Certificate constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including but not limited to the Original Warrant Certificate.

14. Titles and Subtitles. The titles and subtitles used in this Warrant Certificate are used for convenience only and are not to be considered in construing or interpreting this Warrant Certificate.

15. Force Majeure. Neither party shall be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

(Intentionally Left Blank)

IN WITNESS WHEREOF, the Issuer has executed this Amended and Restated Warrant Certificate No.: 2019-2 to be effective as of the Issue Date.

FLUX POWER HOLDINGS, INC.

By: R F Dutt
Name: Ronald Dutt
Title: Chief Executive Officer

Acknowledged and Agreed Upon By:

"Holder"

[signature] CO-MANAGING MEMBER GP.

Cleveland Capital, L.P.